Exhibit 99.1

NEWS

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023  FIRST QUARTER RESULTS

FISCAL 2023 Q1 HIGHLIGHTS

•	Net sales of $957.7 million, an increase of 12.9% YoY
•	Average daily sales (“ADS”) growth of roughly 9 percentage points above the Industrial Production (IP) Index
•	Operating income of $116.0 million, or $118.3 million adjusted to exclude acquisition-related costs and restructuring and other costs[1]
•	Operating margin of 12.1%, or 12.3% excluding the adjustments described above[1]
•	Diluted EPS of $1.45 vs. $1.18 in the prior fiscal year quarter
•	Adjusted diluted EPS of $1.48 vs. $1.25 in the prior fiscal year quarter[1]
•	Repurchased over 200,000 shares during the quarter at an average purchase price per share of $79.60

MELVILLE, NY and DAVIDSON, NC, JANUARY 5, 2023 - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM), "MSC," “MSC Industrial” or the "Company," a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services, today reported financial results for its fiscal 2023 first quarter ended December 3, 2022.

Financial Highlights[2]	FY23 Q1		FY22 Q1		Change
Net Sales	$957.7		$848.5		12.9%
Income from Operations	$116.0		$90.7		27.9%
Operating Margin	12.1%		10.7%
Net Income Attributable to MSC	$81.3		$66.1		23.1%
Diluted EPS	$1.45	[3]	$1.18	[3]	22.9%

Adjusted Financial Highlights1,[2]	FY23 Q1		FY22 Q1		Change
Net Sales	$957.7		$848.5		12.9%
Income from Operations	$118.3		$96.0		23.2%
Operating Margin	12.3%		11.3%
Net Income Attributable to MSC	$83.0		$70.0		18.6%
Diluted EPS	$1.48	[3]	$1.25	[3]	18.4%

1 Represents a non-GAAP financial measure. An explanation and a reconciliation of each non-GAAP financial measure to the most directly comparable           GAAP financial measure are presented in schedules accompanying this press release.

2 In millions except percentages and per share data or as otherwise noted.

3 Based on 56.1 million and 55.9 million diluted shares outstanding for FY23 Q1 and FY22 Q1, respectively.

Erik Gershwind, President and Chief Executive Officer, said, “We began the fiscal year on strong footing as average daily sales grew 12.9%, or about 9 percentage points above the Industrial Production Index. Top-line performance was driven by the ongoing execution of our five growth drivers – solidify metalworking, leverage our portfolio strength, expand solutions, grow e-commerce, and diversify customers and end-markets. We continue to be a partner of choice for our customers, who have recognized our ability to improve their productivity and be a resource against global supply chain and labor constraints. This value proposition supports our ability to drive price realization, which contributed to our fiscal first quarter results.”

Kristen Actis-Grande, Executive Vice President and Chief Financial Officer, added, "We successfully capitalized on growth by delivering 140 basis points of operating margin expansion, or 100 basis points on an adjusted basis, and significant earnings per share improvement compared to the prior year period. We continue to make progress on our Mission Critical journey, which is leading to productivity gains and allowing us to reaffirm our fiscal 2023 adjusted operating margin guidance range.”

Gershwind concluded, “I am encouraged by our first quarter performance, which continued our stretch of strong quarterly execution. I am also encouraged by the growth trajectory for the Company in the midst of a complex operating environment. Looking ahead, we believe we are well positioned regardless of the macro environment, as our balance sheet strength and five growth drivers remain competitive advantages that allow us to deliver on our Mission Critical targets.”

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023  FIRST QUARTER RESULTS

Mission Critical Update

We continued to make progress on each of our Mission Critical growth initiatives during the fiscal 2023 first quarter.

Solidify Metalworking

•	Over 150 metalworking and specialty sales experts driving customer productivity
•	Most recent savings example highlights over $4 million in expected annual savings for a Fortune 500 customer

Leverage Portfolio Strength

•	CCSG sales continued growing mid-teens

Expand Solutions

•	Vending signings strong; vending machine sales up mid-teens and now represent 15% of total Company sales
•	In-Plant signings strong; In-Plant sales up over 20% and now 12% of total Company sales
•	Total solutions sales at 56% of total Company sales

Grow E-Commerce

•	E-Commerce sales growing mid-teens in FY23 Q1 and reached 61.9% of total Company sales

Diversify Customers and End Markets

•	Public sector, driven by both federal and state government contract wins, grew 22% in FY23 Q1

Balance Sheet, Liquidity and Capital Allocation

•	Floating/fixed rate debt ratio remained at 55/45
•	Top two priorities remain reinvesting in the business and returning cash to shareholders through ordinary dividends
•	Next two priorities are tuck-in acquisitions and share buybacks
•	Deprioritizing special dividends given higher return prospects

Fiscal 2023 Full Year Financial Outlook and Key Assumptions

The Company is reaffirming its fiscal 2023 full year adjusted operating margin and ADS outlook that was communicated last quarter and providing key assumptions for the year.

And Othe
Fiscal 2023 Full Year Financial Outlook	As of Jan. 5, 2023
Adjusted Operating Margin	12.7%-13.3%
ADS Growth (YoY)	5.0%-9.0%
Gross Margins	40-70 bps YoY contraction
Depreciation and Amortization Expense	$77M-$82M
Interest and Other Expense	$33M-$38M
Operating Cash Flow Conversion	>100%
Additional Mission Critical Savings	$15M+

•	Fiscal 2023 includes 6 fewer selling days than fiscal 2022
•	Acquisitions expected to dilute gross margins by 30 to 40 bps and operating margins by ~20 bps
•	Low end of ADS range assumes contracting industrial economy; high end assumes a flat industrial economy
•	Adjusted operating expense as a percentage of sales expected to improve in the back half of the year
•	Adjusted operating margin benefitted 20 bps from extra week in fiscal 2022

Conference Call Information

MSC will host a conference call today at 8:30 a.m. EDT to review the Company’s fiscal 2023 first quarter results. The call, accompanying slides, and other operational statistics may be accessed at: https://investor.mscdirect.com. The conference call may also be accessed at 1-877-443-5575 (U.S.), 1-855-669-9657 (Canada) or 1-412-902-6618 (international).

An online archive of the broadcast will be available until January 12, 2023. The Company’s reporting date for fiscal 2023 second quarter results is scheduled for April 4, 2023.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023  FIRST QUARTER RESULTS

Contact Information

Investors:	Media:
John G. Chironna	Paul Mason
Vice President, Investor Relations and Treasurer	Director, Corporate Communications
(704) 987-5231	(336) 817-2131

About MSC Industrial Supply Co.

MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with approximately 2.2 million products, inventory management and other supply chain solutions, and deep expertise from more than 80 years of working with customers across industries. Our experienced team of approximately 7,000 associates works with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling and optimizing for a more productive tomorrow. For more information on MSC Industrial, please visit mscdirect.com.

Cautionary Note Regarding Forward-Looking Statements:

Statements in this press release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about the future impact of COVID-19 on our business operations, results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth, profitability and return on invested capital, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. In addition, any statements which refer to expectations, projections or other characterizations of future events or circumstances, statements involving a discussion of strategy, plans or intentions, statements about management’s assumptions, projections or predictions of future events or market outlook and any other statement other than a statement of present or historical fact are forward-looking statements. The inclusion of any statement in this press release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on our business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, the following:  general economic conditions in the markets in which we operate; changing customer and product mixes; volatility in commodity and energy prices, the impact of prolonged periods of low, high and rapid inflation, and fluctuations in interest rates; competition, including the adoption by competitors of aggressive pricing strategies and sales methods; industry consolidation and other changes in the industrial distribution sector; our ability to realize the expected benefits from our investment and strategic plans, including our transition from being a spot-buy supplier to a mission-critical partner to our customers; our ability to realize the expected cost savings and benefits from our restructuring activities and structural cost reductions; the potential impact of the COVID-19 pandemic on our sales, operations and supply chain; the retention of key personnel; the credit risk of our customers, higher inflation and fluctuations in interest rates; the risk of customer cancellation or rescheduling of orders; difficulties in calibrating customer demand for our products, such as personal protective equipment or “PPE” products, which could cause an inability to sell excess products ordered from manufacturers resulting in inventory write-downs or could conversely cause inventory shortages of such products; work stoppages, labor shortages or other business interruptions (including those due to extreme weather conditions) at transportation centers, shipping ports, our headquarters or our customer fulfillment centers; disruptions or breaches of our information technology systems, or violations of data privacy laws; the retention of qualified sales and customer service personnel and metalworking specialists; the risk of loss of key suppliers or contractors or key brands or supply chain disruptions, including due to import restrictions or global geopolitical conditions; changes to governmental trade or sanctions policies, including the impact from significant import restrictions or tariffs or moratoriums on economic activity with certain countries or regions; risks related to opening or expanding our customer fulfillment centers; our ability to estimate the cost of healthcare claims incurred under our self-insurance plan; litigation risk due to the nature of our business; risks associated with the integration of acquired businesses or other strategic transactions; financial restrictions on outstanding borrowings; our ability to maintain our credit facilities or incur additional borrowings on terms we deem attractive; the interest rate uncertainty due to the London InterBank Offered Rate (LIBOR) reform; the failure to comply with applicable environmental, health and safety laws and regulations, and other laws applicable to our business; the outcome of government or regulatory proceedings or future litigation; goodwill and intangible assets recorded resulting from our acquisitions could be impaired; our common stock price may be volatile due to factors outside of our control; and the significant control that our principal shareholders exercise over us, which may result in our taking actions or failing to take actions which our other shareholders do not prefer. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the United States Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023  FIRST QUARTER RESULTS

MSC INDUSTRIAL DIRECT CO., INC.

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	December 3,	September 3,
	2022	2022
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$26,331	$43,537
Accounts receivable, net of allowance for credit losses of $21,719 and $20,771, respectively	685,826	687,608
Inventories	726,415	715,625
Prepaid expenses and other current assets	120,001	96,853
Total current assets	1,558,573	1,543,623
Property, plant and equipment, net	297,113	286,666
Goodwill	709,746	710,130
Identifiable intangibles, net	110,702	114,328
Operating lease assets	62,803	64,780
Other assets	10,464	9,887
Total assets	$2,749,401	$2,729,414
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of debt including obligations under finance leases	$326,240	$325,680
Current portion of operating lease liabilities	18,531	18,560
Accounts payable	212,793	217,378
Accrued expenses and other current liabilities	169,197	164,326
Total current liabilities	726,761	725,944
Long-term debt including obligations under finance leases	453,868	468,912
Noncurrent operating lease liabilities	45,693	47,616
Deferred income taxes and tax uncertainties	124,659	124,659
Total liabilities	1,350,981	1,367,131
Commitments and Contingencies
Shareholders’ Equity:
MSC Industrial Shareholders’ Equity:
Preferred Stock; $0.001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock (one vote per share); $0.001 par value; 100,000,000 shares authorized; 48,584,476 and 48,447,384 shares issued, respectively	49	48
Class B Common Stock (10 votes per share); $0.001 par value; 50,000,000 shares authorized; 8,654,010 and 8,654,010 shares issued and outstanding, respectively	9	9
Additional paid-in capital	814,493	798,408
Retained earnings	703,565	681,292
Accumulated other comprehensive loss	(22,186)	(23,121)
Class A treasury stock, at cost, 1,266,439 and 1,228,472 shares, respectively	(109,592)	(106,202)
Total MSC Industrial shareholders’ equity	1,386,338	1,350,434
Noncontrolling interest	12,082	11,849
Total shareholders’ equity	1,398,420	1,362,283
Total liabilities and shareholders’ equity	$2,749,401	$2,729,414

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023  FIRST QUARTER RESULTS

MSC INDUSTRIAL DIRECT CO., INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended
	December 3,	November 27,
	2022	2021
Net sales	$957,745	$848,547
Cost of goods sold	559,946	495,951
Gross profit	397,799	352,596
Operating expenses	279,695	256,581
Restructuring and other costs	2,094	5,283
Income from operations	116,010	90,732
Other income (expense):
Interest expense	(6,919)	(3,728)
Interest income	100	19
Other expense, net	(1,340)	(413)
Total other expense	(8,159)	(4,122)
Income before provision for income taxes	107,851	86,610
Provision for income taxes	26,639	20,353
Net income	81,212	66,257
Less: Net (loss) income attributable to noncontrolling interest	(102)	190
Net income attributable to MSC Industrial	$81,314	$66,067
Per share data attributable to MSC Industrial:
Net income per common share:
Basic	$1.45	$1.19
Diluted	$1.45	$1.18
Weighted average shares used in computing net income per common share:
Basic	55,891	55,530
Diluted	56,081	55,856

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023  FIRST QUARTER RESULTS

MSC INDUSTRIAL DIRECT CO., INC.

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

(Unaudited)

	Thirteen Weeks Ended
	December 3,	November 27,
	2022	2021
Net income, as reported	$81,212	$66,257
Other comprehensive income, net of tax:
Foreign currency translation adjustments	1,270	(4,992)
Comprehensive income	82,482	61,265
Comprehensive income attributable to noncontrolling interest:
Net loss (income)	102	(190)
Foreign currency translation adjustments	(335)	911
Comprehensive income attributable to MSC Industrial	$82,249	$61,986

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023  FIRST QUARTER RESULTS

MSC INDUSTRIAL DIRECT CO., INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Thirteen Weeks Ended
	December 3,	November 27,
	2022	2021
Cash Flows from Operating Activities:
Net income	$81,212	$66,257
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,566	17,407
Non-cash operating lease cost	4,872	4,223
Stock-based compensation	4,990	5,689
Loss on disposal of property, plant and equipment	229	104
Provision for credit losses	2,673	1,837
Changes in operating assets and liabilities:
Accounts receivable	56	(21,805)
Inventories	(9,516)	(755)
Prepaid expenses and other current assets	(22,764)	4,172
Operating lease liabilities	(4,843)	(4,246)
Other assets	(508)	(27)
Accounts payable and accrued liabilities	1,057	(15,052)
Total adjustments	(5,188)	(8,453)
Net cash provided by operating activities	76,024	57,804
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(25,504)	(15,262)
Cash used in business acquisitions, net of cash acquired	(87)	—
Net cash used in investing activities	(25,591)	(15,262)
Cash Flows from Financing Activities:
Repurchases of common stock	(18,539)	(4,559)
Payments of regular cash dividends	(44,207)	—
Proceeds from sale of Class A Common Stock in connection with associate stock purchase plan	1,056	1,029
Proceeds from exercise of Class A Common Stock options	8,336	7,097
Borrowings under credit facilities	84,000	26,000
Borrowings under financing obligations	1,061	1,057
Payments under credit facilities	(99,000)	(50,000)
Payments on finance lease and financing obligations	(657)	(418)
Net cash used in financing activities	(67,950)	(19,794)
Effect of foreign exchange rate changes on cash and cash equivalents	311	(409)
Net (decrease) increase in cash and cash equivalents	(17,206)	22,339
Cash and cash equivalents—beginning of period	43,537	40,536
Cash and cash equivalents—end of period	$26,331	$62,875

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$2,767	$1,606
Cash paid for interest	$5,441	$2,272

Supplemental Disclosure of Non-Cash Financing Activities:
Cash dividends declared, but not yet paid	$—	$41,740

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023  FIRST QUARTER RESULTS

Non-GAAP Financial Measures

•	Results Excluding Acquisition-Related Costs and Restructuring and Other Costs

To supplement MSC’s unaudited selected financial data presented consistent with accounting principles generally accepted in the United States (“GAAP”), the Company discloses certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP incremental margin, non-GAAP provision for income taxes, non-GAAP net income and non-GAAP diluted earnings per share, that exclude acquisition-related costs, restructuring and other costs, and tax effects.

These non-GAAP financial measures are not presented in accordance with GAAP or an alternative for GAAP financial measures and may be different from similar non-GAAP financial measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures and should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP financial measures.

In calculating non-GAAP financial measures, we exclude acquisition-related costs, restructuring and other costs, and tax effects. Management makes these adjustments to facilitate a review of the Company’s operating performance on a comparable basis between periods, for comparison with forecasts and strategic plans, for identifying and analyzing trends in the Company’s underlying business and for benchmarking performance externally against competitors. We believe that investors benefit from seeing results from the perspective of management in addition to seeing results presented in accordance with GAAP for the same reasons and purposes for which management uses such non-GAAP financial measures.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023  FIRST QUARTER RESULTS

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirteen Weeks Ended December 3, 2022
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability		Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Acquisition-Related Costs	Adjusted Total MSC Industrial
Net Sales	$957,745	$-	$-	$957,745

Cost of Goods Sold	559,946	-	-	559,946

Gross Profit	397,799	-	-	397,799
Gross Margin	41.5%	-	-	41.5%

Operating Expenses	279,695	-	154	279,541
Operating Exp as % of Sales	29.2%	-	0.0%	29.2%

Restructuring and Other Costs	2,094	2,094	-	-

Income from Operations	116,010	(2,094)	(154)	118,258
Operating Margin	12.1%	-0.2%	0.0%	12.3%
Incremental Margin	23.1%	-	-	20.4%

Total Other Expense	(8,159)	-	-	(8,159)

Income before provision for income taxes	107,851	(2,094)	(154)	110,099

Provision for income taxes	26,639	(517)	(38)	27,194
Net income	81,212	(1,577)	(116)	82,905
Net income attributable to noncontrolling interest	(102)	-	-	(102)
Net income attributable to MSC Industrial	$81,314	$(1,577)	$(116)	$83,007

Net income per common share:
Diluted	$1.45	$(0.03)	$(0.00)	$1.48

*Individual amounts may not agree to the total due to rounding

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2023  FIRST QUARTER RESULTS

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirteen Weeks Ended November 27, 2021
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability	Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring Costs	Adjusted Total MSC Industrial
Net Sales	$848,547	$-	$848,547

Cost of Goods Sold	495,951	-	495,951

Gross Profit	352,596	-	352,596
Gross Margin	41.6%	-	41.6%

Operating Expenses	256,581	-	256,581
Operating Exp as % of Sales	30.2%	-	30.2%

Restructuring Costs	5,283	5,283	-

Income from Operations	90,732	(5,283)	96,015
Operating Margin	10.7%	-0.6%	11.3%

Total Other Expense	(4,122)	-	(4,122)

Income before provision for income taxes	86,610	(5,283)	91,893

Provision for income taxes	20,353	(1,334)	21,687
Net income	66,257	(3,949)	70,206
Net income attributable to noncontrolling interest	190	-	190
Net income attributable to MSC Industrial	$66,067	$(3,949)	$70,016

Net income per common share:
Diluted	$1.18	$(0.07)	$1.25

*Individual amounts may not agree to the total due to rounding.